Exhibit 10.11

PURCHASE ORDER FINANCING AGREEMENT

dated as of ___________, 2014

by and between

FULL SPECTRUM INC.

as the Debtor

and

__________________________

as the Secured Party

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PURCHASE ORDER FINANCING AGREEMENT

This PURCHASE ORDER FINANCING AGREEMENT dated as of February 19, 2014, is entered into by and between Full Spectrum Inc., a Delaware corporation (the “Debtor”) and _______________________, a _______________ company (the “Secured Party”).

ARTICLE 1.

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Advance” means Purchase Money Advance.

“Advance Limit” means $3,000,000.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is m control of, is controlled by, or is under common control with, such Person.

“Agreement” means this Purchase Order Financing Agreement, as amended supplemented or otherwise modified from time to time.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to be closed.

“Buyer” means a customer of Debtor who has agreed to purchase the Goods which are the subject of a Financed Transaction.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership interests (whether general or limited), (iv) in the case of a limited liability company’ membership interests, (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (vi) any and all warrants or options to purchase any of the equity or other interests described in clause (1) through (v) of this definition.

“Cash Equivalents” means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (n) commercial paper rated at least A 1 by Standard & Poor’s Ratings Service and P 1 by Moody’s Investors Services, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date thereof, or (v) any money market or mutual fund which invests at least 90% of its assets in the foregoing types of investments and the liquidity of which is reasonably satisfactory to Secured Party.

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“Contractual Obligation” means, as to any Person, any provision of any security document issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Default” means any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Due Date” means the earlier of (i) three Business Days following payment by Buyer (and receipt of funds by Debtor) for goods which are the subject of an Advance, (ii) three Business Days following cancellation of Eligible Purchase Order for which Advance has been made, (iii) 194 days following date of Advance, and (iv) date of acceleration pursuant to Article 7 ‘Event of Default’.

“Eligible Purchase Orders” means any purchase order (i) issued in favor of Debtor, (ii) that has not expired or been cancelled, (iii) covering the purchase of goods from Debtor, and (iv) issued by a Buyer.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Event of Default” as defined in Section 7.1.

“Financed Transaction” means a transaction whereby Debtor has agreed to provide financing hereunder to enable Debtor to acquire and manufacture the subject Goods.

“Financing Request” means (i) all documents between Debtor and a Buyer evidencing a valid and binding contract for the sale by Debtor to a Buyer of Goods and (ii) email request for financing from Debtor specifying amount requested;

“Fixed Rate” means a per Financed Transaction rate of interest equal to the following rates on the unpaid principal balance then outstanding:

(i)             The rate of 2.5% for the first three 30 day periods;

(ii)            The rate of 1.25% for the subsequent 14 day period;

(iii)           The rate of 4.17% for each of the three subsequent 30 day periods; and

(iv)           The rate of 4.17% for each subsequent 30 day period, or during the pendency of any Event of Default, as default interest.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Goods” means goods which are the subject of Eligible Purchase Orders.

“Indebtedness” of any Person at any date (without duplication) means and includes:

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(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),

(b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,

(c) all reimbursement and other obligations of such Person in respect of letters of credit, acceptances and similar obligations issued or created for the account of such Person,

(e) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Investment” means any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, advance, guarantee or otherwise.

“Lien” any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement,). A precautionary filing of a financing statement by a lessor of property covering only such property shall not constitute a Lien.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Debtor, or (b) the validity or enforceability of (i) this Agreement or the Note or (ii) the rights or remedies of the Secured Party hereunder or thereunder.

“Maturity Date” means February __, 2016.

“Note” is defined in Section 2.2.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Property” means any right, title, or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible, including without limitation Equity Interests.

“Purchase Money Advance” means amounts paid by Secured Party for an Eligible Purchase Order as a loan to Debtor to enable Debtor to manufacture and acquire Goods.

“Purchase Money Advance Limit” means up to 90% of that portion of the Eligible Purchase Orders which relates to the sales price of the Goods, excluding shipping and like charges.

“Subsidiary” means, as to any Person (a “Parent”) (a) any other Person in which the Parent owns or controls, directly or indirectly, more than 50% of the Capital Stock of such Person, (b) any other

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The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE 2.

AMOUNT AND TERMS OF COMMITMENTS

Section 2.1 Purchase Money Advances. Subject to the terms and conditions hereof, Secured Party agrees that, from time to time from the date hereof to but excluding the Maturity Date, upon receipt and approval by Secured Party in its sole discretion of a Financing Request, Secured Party may make a Purchase Money Advance in immediately available funds up to the Purchase Money Advance Limit. During the term of this Agreement, Debtor agrees that it if it is seeking financing with respect to any Eligible Purchase Order, Debtor shall provide a right of first refusal to Secured Party with respect to its option to lend a Purchase Money Advance for any such Eligible Purchase Order. Upon receipt by Secured Party of a satisfactory Financing Request in accordance with this Agreement, Secured Party shall in its sole discretion have seven Business Days to make the Purchase Money Advance in immediately available funds. If Secured Party does not intend to exercise its right of first refusal and provide a Purchase Money Advance with respect to such Financing Request and Eligible Purchase Order, Secured Party shall deliver written notice of such intention to Debtor no later than three Business Days after receipt of such Financing Request. If Secured Party declines to exercise its right of first refusal hereunder or fails to notify Debtor of its decision within three Business Days after receipt of a Financing Request, then Secured Party shall be deemed to have not exercised its right of first refusal hereunder and Debtor may receive financing solely with respect to that Eligible Purchase Order from a third-party financing source.

The Debtor may borrow and prepay any such Purchase Money Advance in whole or in part, all in accordance with the terms and conditions hereof. Each Purchase Money Advance shall be remitted directly by Secured Party to the account of Debtor.

Section 2.2 Note. The Purchase Money Advances made by Secured Party shall be evidenced by a secured promissory note of the Debtor, substantially in the form of Exhibit A (the “Note”), with appropriate insertions therein as to date and principal amount, payable to the order of Secured Party.

Section 2.3 Limitations on Secured Party Liability and Related Matters.

(a) Secured Party shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents or manufactured by Debtor; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (e) any deviation from instructions; (f) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (g) any breach of contract between the shipper or vendors and Debtor.

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(b) Notwithstanding any other provision of this Agreement, Secured Party shall decide to fund any Advances in its sole and absolute discretion, and shall not be liable for any refusal or failure to provide any such funding or take any such action.

Section 2.4 Limitation on Advances. Debtor acknowledges and agrees that Secured Party does not intend to make any Advances to the extent that, before or as a result thereof, the aggregate Purchase Money Advances currently outstanding shall exceed the Advance Limit at any time.

Section 2.5 Interest Rate and Payment.

(a)          The Advances shall bear interest at the Fixed Rate, on the advanced principal amount of the Advances.

(b)          Interest on an Advance shall be payable on the Due Date.

Section 2.6 Repayment of Advances/Reduction of Borrowing Base.

Advances may be repaid in whole or in part, at any time up to their respective Due Dates. Each Advance shall be paid in full to Secured Party no later than on its respective Due Date. Any and all Advances outstanding on the Maturity Date shall be paid in full on such date, together with all unpaid accrued interest, fees, charges, expenses and other sums, if any, then due and owing to the Secured Party.

Section 2.7 Intentionally Omitted.

Section 2.8 Procedure for Payments.

(a) All payments (including prepayments) made by the Debtor hereunder and under the Note, whether on account of principal, interest, fees, or otherwise, shall be made by wire to account of the Secured Party as may be specified in writing to the Debtor from time to time.

(b) If any payment hereunder becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day, and interest thereon shall be payable at the then applicable rate during such extension.

(c) Secured Party shall fund each Advance made by it by wiring the amount thereof to the account of Debtor as may be specified in writing to the Secured Party from time to time.

(d) All wires made under this Section 2.8 shall be without deduction or set off.

Section 2.9 Indemnity. The Debtor agrees to defend, protect, indemnify and hold harmless the Secured Party and each of its affiliates, officers, directors, employees, agents and attorneys (each, an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, proceedings, judgments, suits, claims, costs, expenses and disbursements or any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee incurred in connection with any action or proceeding between any Indemnitee and any third party), imposed on, incurred by, or asserted against such in any manner relating to or arising out of making of the Advances (collectively, the “Indemnified Matters”); provided, however, that the Debtor shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting primarily from the willful misconduct or negligence of such Indemnitee. The indemnified parties under this Section 2.9 shall promptly notify the indemnifying party in writing of such claim after becoming aware thereof and permit the indemnifying party to control the defense or settlement thereof; provided that (a) the indemnified party, or its applicable affiliate, may participate in the defense of such claim at its own expense; and (b) any settlement of such claim does not admit liability or fault of the indemnified party, or any of its affiliates, and includes a full release of all indemnified parties from such claim and all liability therefor.

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ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

To induce the Secured Party to enter into this Agreement and to make the Advances, the Debtor hereby represents and warrants to the Secured Party that as of the Closing Date and as of the making of each Purchase Money Advance as follows:

Section 3.1         Organization and Authority; Subsidiaries. Debtor is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into and perform this Agreement, each Note and the other agreements contemplated hereby to which it is a party. Debtor is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions where failure to become licensed or to so qualify could not reasonably be expected to have a Material Adverse Effect. Debtor has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Agreement.

Section 3.2         Authorization; Binding Effect. Debtor has taken all actions which are necessary to authorize the execution, delivery and performance of this Agreement and each Note and the performance of its obligations hereunder. This Agreement has been duly executed by Debtor and when delivered will constitute the valid and legally binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as may be limited by bankruptcy and similar laws and general equitable principles. Each Note will be duly executed by Debtor and when delivered will constitute the valid and legally binding obligation of Debtor, enforceable against Debtor in accordance with its respective terms, except as may be limited by bankruptcy and similar laws and general equitable principles.

Section 3.3          No Bankruptcy or Insolvency. Debtor has not filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, filed by petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties. No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against Debtor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, or other debtor relief law, and no other liquidator has been appointed of Debtor or of all or any substantial part of its properties.

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Section 3.4          No Litigation. There are no actions, suits or proceedings of any type pending or, to the knowledge of Debtor, threatened, against Debtor which if adversely determined could have a Material Adverse Effect.

Section 3.5          Investment Company. Debtor is not, and is not controlled by, an “Investment Company” within the meaning of the Investment Company Act.

Section 3.6          Governmental Consents and Notices. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Debtor is required in connection with the valid execution and delivery of this Agreement or any Note or the consummation of any other transaction contemplated hereby.

Section 3.7           Compliance with Applicable Laws. To the knowledge of Debtor, Debtor is in compliance in all material respects with all statutes, regulations, rules and orders of all governmental authorities which are applicable to Debtor, except for any such non-compliance with would reasonably be expected to result in a Material Adverse Effect.

Section 3.8          Intellectual Property Rights and Interests. Debtor has not received any written or oral notice or claim that Debtor is infringing the intellectual property rights of any other person or legal entity or that Debtor is in material breach or default of any license granting to Debtor rights in any intellectual property. To the knowledge of Debtor as of the date hereof, without having conducted any independent investigation or analysis of its intellectual property rights and the use thereof by third parties, no third party is infringing upon any intellectual property rights proprietary to Debtor.

Section 3.9          Absence of Defaults; No Conflicting Agreements.

(a)        Debtor is not in material default, and no event has occurred that with the passage of time would constitute a material default, under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its property is bound. The execution, delivery or carrying out of the terms of this Agreement and each Note will not constitute a default under, or result in the creation or imposition of, or obligation to create, any lien (other than liens in favor of Secured Party) upon any property of Debtor or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement to which Debtor is a party or by which it or any of its property is bound.

(b)        Debtor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any governmental authority, except for any such default which would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10        Title to Assets. Debtor has good and valid title to its owned properties and assets and good leasehold interests in its leased properties and assets, as necessary for Debtor to conduct its business in the ordinary course of business. The property and assets that Debtor owns are free and clear of all mortgages, deeds of trust, security interests, liens, loans and encumbrances, except for (i) statutory liens for the payment of current taxes that are not yet delinquent, (ii) liens that do not materially impair Debtor’s ownership or use of such property or assets, and (c) liens in favor of any lender of Debtor in connection with any debt financing transaction consented to by the Secured Party or existing as of the date of this Agreement.

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Section 3.11        Absence of Undisclosed Liabilities. There are no material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated material losses from any unfavorable commitments of Debtor.

Section 3.12        Solvency. Upon consummation of the transactions set forth herein and immediately after and giving effect to any Advance hereunder on a pro forma basis, (i) Debtor will own property having a fair value that is greater than Debtor’s stated liabilities and identified contingent liabilities, and (ii) Debtor will be able to pay its debts as they become absolute and mature.

Section 3.13         No Material Adverse Effect. Since December 23, 2013, there has been no Material Adverse Effect.

Section 3.14        No Existing Liens. There exists no lien securing indebtedness of Debtor outstanding on the date hereof and covering any property of Debtor.

Section 3.15        Taxes. Debtor has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provisions for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on its books) which would be material to Debtor, and no undischarged tax liens have been filed with respect thereto. The charges, accruals and reserves on the books of Debtor with respect all taxes are adequate for the payment of such taxes, and Debtor knows of no material unpaid assessment which is due and payable against Debtor except such thereof as are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside.

Section 3.16        Security Interest. Article 8 of this Agreement is effective to create in favor of Secured Party, a legal, valid and enforceable security interest in the collateral intended to be covered thereby, which security interest, upon the filing in the appropriate filing offices of Uniform Commercial Code financing statements with respect to such security interest created thereby, will constitute a security interest on all right, title and interest of Debtor in and to such collateral (other than collateral in which a security interest may be effected only by the taking of control).

ARTICLE 4

CONDITIONS PRECEDENT

Conditions Precedent to Each Advance. Each Advance under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed between Debtor and Secured Party:

(a)         Secured Party shall have received a Financing Request, in form and substance reasonably satisfactory to Secured Party, with respect to such Purchase Order Advance in accordance with Section 2.1 hereof;

(b)         Secured Party shall have received an Eligible Purchase Order with respect to such Purchase Order Advance;

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(c)          no Event of Default shall have occurred and be continuing;

(d)         the representations and warranties contained in Article 3 hereof (disregarding materiality qualifiers contained therein) shall be true and correct in all material respects, except to the extent that such representations and warranties relate solely to an earlier date;

(e)         there shall have been no event or circumstance, individually or in the aggregate since the date of this Agreement that has or could reasonably be expected to have a Material Adverse Effect; and

ARTICLE 5

AFFIRMATIVE COVENANTS

Section 5.1 Notices of Events. Debtor hereby agrees that, so long as the Note remains outstanding and unpaid or any other amount is owing to Secured Party hereunder Debtor shall promptly give notice to the Secured Party of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of Debtor or (ii) litigation, investigation or proceeding which may exist at any time between Debtor and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(c) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any governmental authority, against Debtor or any affiliate thereof that could reasonably be expected to have a Material Adverse Effect;

(d) the occurrence of any event having a Material Adverse Effect or that, with the lapse of time, would be reasonably likely to have a Material Adverse Effect; and

(e) the occurrence of any cancellation or attempted cancellation of any Eligible Purchase Order.

Each notice pursuant to this subsection shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Debtor proposes to take with respect thereto.

ARTICLE 6.

NEGATIVE COVENANTS

Debtor agrees that, so long as any obligation under a Note remains outstanding and unpaid or any other amount is owing to Secured Party hereunder, it shall not, directly or indirectly, without Secured Party’s prior written consent:

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Section 6.1 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its Property, business or assets, or make any material change in its present method of conducting business; provided that Debtor may enter into a merger, consolidation or amalgamation for purposes of restructuring the Debtor without consent of Secured Party so long as (a) Debtor is the surviving entity in such transaction, (b) such transaction does not result in any transfer of collateral hereunder, and (c) immediately following the transaction the equity ownership of Debtor is the same as it was immediately prior to such transaction. Furthermore, Debtor shall provide Secured Party with no less than 15 days’ prior written notice before changing its corporate name, changing its form of organization, changing its state of organization or changing the primary business address where the collateral hereunder is located.

Section 6.2 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its Property, business or assets (including, without limitation, all or substantively all of the Capital Stock of Debtor), whether now owned or hereafter acquired, except:

(a) obsolete or worn out Property disposed of in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business; and

(c) the sale or discount without recourse of accounts receivable only in connection with the compromise thereof or the assignment of past-due accounts receivable for collection.

Section 6.3 Limitation on Investments, Loans and Advances. Acquire any assets other than in the ordinary course of business, purchase, hold or acquire beneficially any Capital Stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any Investment or acquire any interest whatsoever in, any other Person, except (a) Cash Equivalents; (b) Investments in Subsidiaries so long as such Subsidiary is organized under the laws of a state of the United States of America; (c) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors; (d) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business; and (e) extensions of trade credit in the ordinary course of business.

Section 6.4 Limitation on Indebtedness. Create, incur, assume, guarantee or otherwise become or remain liable in respect of any indebtedness, other than:

(a)          indebtedness under this Agreement and any Note;

(b)          indebtedness incurred in the ordinary course of business, provided that such indebtedness shall not be senior in priority to the Advances hereunder and that no liens shall be granted on the collateral hereunder with respect thereto. Ordinary course of business includes debt incurred for equipment loans, purchase order financing (only to the extent permitted by Section 2.1), credit lines and debt securities issued by the Company for the bona fide purpose of raising capital.

ARTICLE 7.

EVENTS OF DEFAULT

Section 7.1 Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(a) The Debtor shall fail to pay any principal or interest payable hereunder when stated to be due in accordance with the terms thereof or hereof and such default shall continue for a period of five Business Days; or

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(b) Any material representation or warranty by Debtor herein shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) Debtor shall default in the observance or performance of any material covenant contained in Articles 5 or 6 hereof and, in the case in a default under Article 6 if such default is capable of being cured, such default shall continue for five Business Days following receipt of notice thereof; or

(d) Debtor shall default in the observance or performance of any other material agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days following knowledge thereof or constructive knowledge thereof by the Debtor; or

(e) Debtor shall default in any payment of principal of or interest on any Indebtedness (other than the Note), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or

(f) (1) Debtor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Debtor or Guarantor shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against Debtor or Guarantor any case, proceeding or other action of a nature referred to in clause (1) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (3) there shall be commenced against Debtor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (4) Debtor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2) or (3) above; or (5) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) One or more judgments or decrees shall be entered against Debtor involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(h) any judicial decision, legislative or regulatory change or any change in Debtor’s right to conduct business results in a Material Adverse Effect or would, after the passage of time, be reasonably likely to result in a Material Adverse Effect; or

(i) Debtor shall have failed to pay the full amount of principal and interest payable with respect to any Advance within 194 days after such Advance was made; or

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(j) liabilities and/or other obligations of Debtor whether as principal, guarantor, surety or other obligor, for the payment of any indebtedness which shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or shall not be paid when due or within any grace period for the payment thereof, or any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or as a consequence of the occurrence or continuation of any event or condition, Debtor becomes obligated to purchase or repay any indebtedness before its regularly scheduled maturity date; or

(k) any lien purported to be created under Article 8 hereunder shall cease to be a valid lien on any collateral hereunder; or

(l) any license, franchise, permit, right, approval or agreement of Debtor is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof would have a Material Adverse Effect (unless such license, franchise, permit, right, approval or agreement is renewed or obtained prior to the occurrence of a Material Adverse Effect);

then, and in any such event, (A) (i) if such event is an Event of Default specified in Section 7.1(f) above, automatically all Advances (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable and all commitments hereunder to make Advances shall automatically terminate, and (ii) if such event is any other Event of Default, Secured Party may at its option, by written notice to the Debtor, declare the Advances (with accrued interest thereon) and all other amounts owing to Secured Party under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable and all commitments hereunder to make Advances shall simultaneously terminate, and (B) Secured Party may and shall immediately exercise any and all other rights, remedies, and recourse available to it at law or in equity or under this Agreement and Note. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE 8.

SECURITY INTEREST

Section 8.1 Security for Obligations. This Agreement secures the prompt and complete payment in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations and liabilities of every nature of Debtor existing or arising on or after the date hereof to the Secured Party, under or in connection with this Agreement, whether in respect of principal, interest, fees, expenses or otherwise (the “Obligations”). The Obligations shall include interest which, but for the filing of a petition in bankruptcy with respect to Debtor, would have accrued on any Obligation, whether or not a claim is allowed against Debtor for such interest in the related bankruptcy proceeding.

Section 8.2 Grant of Security. In order to secure and to provide for the payment and performance of the Obligations, Debtor hereby assigns, pledges, transfers and grants to the Secured Party, a continuing security interest (subject to priority security interests now or hereafter determined under statute or law) in, and a lien upon, all of Debtor’s right, title and interest in, to and under, whether now owned or hereafter acquired, each Eligible Purchase Order (the “Collateral”).

Section 8.3 UCC Financing Statements. During the term of this Agreement l, the Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code (“UCC”) jurisdiction any financing statements and amendments thereto that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Debtor agrees to furnish any such information to the Secured Party promptly upon request.

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Section 8.4 Further Assurances. At any time and from time to time, upon the written request of the Secured Party and at the sole expense of Debtor, Debtor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Secured Party may reasonably request to better assure, preserve, protect and perfect the security interest and the rights and powers herein granted, including filing any financing or continuation statements under the UCC with respect to the liens granted hereunder or under any other related document as to those jurisdictions that are not UCC jurisdictions.

Section 8.5 Enforcement of Security Interest. Upon the occurrence of an “Event of Default” as defined in herein, the Secured Party shall have all of the rights and remedies of a secured party against a defaulting debtor provided in the New York UCC for the enforcement of the Secured Party’s security interest in the Collateral.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Amendments and Waivers, (a) No amendment or waiver of any provision of this Agreement, nor consent to any departure by a Party, shall in any event be effective unless the same shall be in writing and signed by the other Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 9.2 Limitation on Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF OR ARISING OUT OF THE PERFORMANCE AND/OR BREACH OF ITS OBLIGATIONS HEREUNDER FOR ANY INDIRECT, INCIDENTAL OR SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY THE OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THAT PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 9.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, or (b) if given by mail, three Business Days after deposited in the mails by certified mail, return receipt requested, postage prepaid, or (c) if delivered by reputable overnight air courier, on the next Business Day, or (d) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed.

If to Debtor:

Att: Stewart Kantor

Full Spectrum Inc.

With a copy to:

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If to Secured Party:

With a copy to:

Any party may change its address for notices by notice to the other parties hereto in the manner provided in this subsection.

Section 9.4 No Waiver: Cumulative Remedies.

(a) No failure to exercise and no delay in exercising, on the part of Secured Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

(b) No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(c) The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

Section 9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor, the Secured Party, all future holders of the Note and their respective successors and assigns, except that a Party may not assign, transfer or delegate any of its rights or obligations under this Agreement or Note without the prior written consent of the other Party.

Section 9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.9 Integration. This Agreement represents the agreement of the Debtor and the Secured Party with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Secured Party relative to subject matter hereof not expressly set forth or referred to herein.

Section 9.10 Governing Law. This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to principles of conflict of laws thereunder.

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Section 9.11 Submission to Jurisdiction; Waivers. Debtor hereby irrevocably and unconditionally;

(a) submits for itself and its Property in any legal action or proceeding relating to or arising out of this Agreement to which it is a party, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

Section 9.12 Waivers of Jury Trial. EACH OF DEBTOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Debtor:
Full Spectrum Inc.

By: _________________
Name: Stewart Kantor
Title: CEO

Secured Party:

By: __________________
Name:
Title:

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